Exhibit 99.1

Deluxe Corporation P.O. Box 64235 St. Paul, MN 55164-0235 (651) 483-7111

NEWS RELEASE	For additional information: Ed Merritt Treasurer and VP Investor Relations (651) 787-1370

April 24, 2014

DELUXE REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS
Revenue increases 5.0% and exceeds high end of outlook
Diluted EPS of $0.93 increases 4.5%; adjusted EPS of $0.98 increases 7.7% exceeding high end of outlook
Raises Full Year Outlook for Adjusted EPS and Operating Cash Flow

St. Paul, Minn. – April 24, 2014 – Deluxe Corporation (NYSE: DLX), a leader in providing small businesses and financial institutions with products and services to drive customer revenue, announced its financial results for the first quarter ended March 31, 2014. Key financial highlights include:

	Q1 2014	Q1 2013	% Change
Revenue	$407.0 million	$387.6 million	5.0%
Net Income	$47.3 million	$45.9 million	3.1%
Diluted EPS – GAAP	$0.93	$0.89	4.5%
Adjusted Diluted EPS – Non-GAAP	$0.98	$0.91	7.7%

A reconciliation between earnings per share on a GAAP basis and adjusted earnings per share on a non-GAAP basis is provided after the Forward-Looking Statements.

Both revenue and adjusted diluted EPS exceeded the high end of the range in the prior outlook. The strong earnings performance was driven primarily by higher than expected revenue in our Direct Checks segment and a slightly lower effective tax rate.

“We delivered an outstanding first quarter, hitting on all cylinders in spite of the impact from severe winter weather and a continued sluggish economy,” said Lee Schram, CEO of Deluxe.  “We have established a solid baseline first quarter to propel us towards profitable revenue growth again in 2014 for a fifth consecutive year. Marketing solutions and other services grew 21% and represented 22% of total revenue towards our 25% of revenue objective for the full year. We improved our earnings and operating cash flow outlook for the year, we were more aggressive on share repurchases, and we remained disciplined in maintaining financial flexibility in our capital structure by amending and extending our credit facility to 2019.”

First Quarter 2014 Highlights:

•	Revenue increased 5.0% year-over-year, with the strongest performance in the Small Business Services segment which grew 8.7%, followed by Financial Services which grew 2.2%.

•	Revenue from marketing solutions and other services increased 20.5% year-over-year and accounted for 22% of total revenue in the quarter.

•	Gross margin was 64.4% of revenue, down from 65.6% in the first quarter of 2013. The decline was primarily driven by a higher services revenue mix and higher delivery and material costs.

•
Selling, general and administrative (SG&A) expense increased 1.5% from last year primarily due to additional SG&A expense from acquisitions and spending on other revenue-generating initiatives. SG&A as a percent of revenue was 43.7% in the quarter compared to 45.2% of revenue last year.

•
Operating income increased 4.0% year-over-year and includes restructuring-related costs in both periods. Adjusted operating income, which excludes these items, increased 6.7% year-over-year from higher revenue per order and continued cost reductions.

•	Diluted EPS increased 4.5% year-over-year driven primarily by stronger operating performance and lower shares outstanding partially offset by a higher effective tax rate.

Segment Highlights
Small Business Services

•
Revenue was $269.9 million and increased 8.7% year-over-year due to growth in marketing solutions and other services, including the results of VerticalReponse which we acquired in the second quarter of 2013, and the impact of price increases. Additionally, the Safeguard® distributor channel grew in the quarter.

•
Operating income increased 13.0% from last year to $43.6 million. Adjusted operating income, which excludes restructuring-related costs in both periods, increased 17.8% year-over-year due primarily to higher revenue and cost reductions.

Financial Services

•
Revenue was $89.1 million and increased 2.2% year-over-year due to price increases and growth in non-check services, including the results of Destination Rewards which we acquired very late in the fourth quarter of 2013. These increases were partially offset by slightly higher check usage declines.

•
Operating income decreased 5.7% from last year to $21.6 million, reflecting check usage declines and a planned loss from the Destination Rewards acquisition, partially offset by price increases and the continued benefits of cost reductions.

Direct Checks

•	Revenue of $48.0 million declined 7.9% year-over-year due primarily to lower check order volumes.

•	Operating income declined 3.7% year-over-year as a result of lower revenue, partially offset by cost reductions.

Other Highlights

•
Cash provided by operating activities for the first quarter of 2014 was $73.3 million, an increase of $21.8 million compared to 2013, driven primarily by changes in working capital, lower performance-based compensation payments and improved earnings.

•	During the first quarter, the Company repurchased $31.9 million of stock in open market transactions.

Outlook

Second Quarter 2014:	Current Outlook (4/24/2014)
Revenue	$393 to $401 million
Diluted EPS – GAAP	$0.93 to $0.98
Adjusted Diluted EPS – Non-GAAP	$0.94 to $0.99

Full Year 2014:	Prior Outlook (1/23/2014)	Current Outlook (4/24/2014)
Revenue	$1.610 to $1.650 billion	$1.620 to $1.650 billion
Marketing Solutions and Other Services Revenue	$400 to $410 million	$400 to $410 million
Diluted EPS – GAAP	$3.90 to $4.10	$3.90 to $4.05
Adjusted EPS – Non-GAAP	$3.90 to $4.10	$3.97 to $4.12
Operating Cash Flow	$260 to $275 million	$270 to $280 million
Capital Expenditures	approx. $40 million	approx. $40 million
Depreciation and Amortization	approx. $64 million	approx. $64 million
Effective Tax Rate	approx. 34%	approx. 34%

Earnings Call Information

•
A live conference call will be held today at 11:00 a.m. ET (10:00 a.m. CT) to review the financial results. Listeners can access the call by dialing 1-617-399-5124 (access code 73134075). A presentation also will be available via a simultaneous webcast on our investor relations website at www.deluxe.com/investor.

•	Alternatively, an audio replay of the call will be available through midnight on May 1 by calling 1-617-801-6888 (access code 78155473).

Upcoming Management Presentations
Deluxe Management will be participating at the following events in the second quarter where you can hear more about the Company transformation:

•	May 7 - R.W. Baird Growth Stock Conference in Chicago

•	May 13 - Wedbush Technology Conference in New York

•	June 3 - Stephen’s Spring Investment Conference in New York

•	June 3 - Bank of America/Merrill Lynch Technology Conference in San Francisco

About Deluxe Corporation
Deluxe is a growth engine for small businesses and financial institutions. Over four and a half million small business customers access Deluxe’s wide range of products and services including customized checks and forms, as well as web-site development and hosting, search engine marketing, search engine optimization, and logo design. For financial institutions, Deluxe offers industry-leading programs in checks, customer acquisition and loyalty, fraud prevention and profitability. Deluxe is also a leading printer of checks and accessories sold directly to consumers. For more information, visit us at www.deluxe.com, www.facebook.com/deluxecorp or www.twitter.com/deluxecorp.

Forward-Looking Statements
Statements made in this release concerning the Company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the impact that a deterioration or prolonged softness in the economy may have on demand for the Company’s products and services; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; declining demand for the Company’s check and check-related products and services due to increasing use of alternative payment methods; intense competition in the check printing business; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the Company’s revenue and gross margin; risks that the Small Business Services segment strategies to increase its pace of new customer acquisition and average annual sales to existing customers, while at the same time maintaining its operating margins, are delayed or unsuccessful; risks that the Company’s recent acquisitions do not produce the anticipated results or revenue synergies; risks that the Company’s cost reduction initiatives will be delayed or unsuccessful; performance shortfalls by the Company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of new products and services, including web design, hosting, email marketing, logo design, search engine marketing, search engine optimization, digital printing services, fraud protection services, profitability, risk management services, and other services; the failure of such newer products and services to deliver the expected revenues and other financial targets; and the impact of governmental laws and regulations. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s Form 10-K for the year ended December 31, 2013.

Diluted EPS Reconciliation
The table below is provided to assist in understanding the comparability of the Company’s results of operations for the quarters ended March 31, 2014 and 2013. The Company’s management believes that adjusted earnings per share (EPS) is a useful financial measure because certain items during 2014 and 2013 (restructuring-related costs) impact the comparability of reported net income. The presentation below is not intended as an alternative to results reported in accordance with generally accepted accounting principles (GAAP) in the United States of America. Instead, the Company believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.

Adjusted EPS reconciles to reported EPS as follows:

	Actual
	Q1 2014	Q1 2013
Adjusted Diluted EPS	$0.98	$0.91
Restructuring-related costs	(0.05)	(0.02)
Reported Diluted EPS	$0.93	$0.89

Outlook
	Q2 2014	Full Year 2014
Adjusted Diluted EPS	$0.94 to $0.99	$3.97 to $4.12
Restructuring-related costs	(0.01)	(0.07)
Reported Diluted EPS	$0.93 to $0.98	$3.90 to $4.05

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Quarter Ended March 31,
	2014		2013
Product revenue	$345.7		$339.9
Service revenue	61.3		47.7
Total revenue	407.0		387.6
Cost of products sold	(118.5)	(29.1%)	(112.3)	(29.0%)
Cost of services	(26.5)	(6.5%)	(21.0)	(5.4%)
Total cost of revenue	(145.0)	(35.6%)	(133.3)	(34.4%)
Gross profit	262.0	64.4%	254.3	65.6%

Selling, general and administrative expense	(177.9)	(43.7%)	(175.2)	(45.2%)
Net restructuring charges	(3.3)	(0.8%)	(1.4)	(0.4%)
Operating income	80.8	19.9%	77.7	20.0%

Interest expense	(9.5)	(2.3%)	(9.5)	(2.5%)
Other income	0.1	—	0.4	0.1%
Income before income taxes	71.4	17.5%	68.6	17.7%

Income tax provision	(24.1)	(5.9%)	(22.7)	(5.9%)
Net income	$47.3	11.6%	$45.9	11.8%

Weighted average dilutive shares outstanding	50.7		51.2

Diluted earnings per share	$0.93		$0.89

Capital expenditures	$10.9		$8.3
Depreciation and amortization expense	16.3		15.9
Number of employees-end of period	5,454		5,413

Non-GAAP financial measure - EBITDA(1)	$97.2		$94.0
Non-GAAP financial measure - Adjusted EBITDA(1)	101.1		95.4

(1) Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles (GAAP) in the United States of America. We disclose EBITDA and Adjusted EBITDA because we believe they are useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation eliminates the effects of long-term financing (i.e., interest expense), income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of Adjusted EBITDA, certain items (i.e., restructuring and transaction-related costs and asset impairment charges) which may vary for companies for reasons unrelated to overall operating performance. In our case, depreciation and amortization of intangibles and interest expense in the current year and in previous years have been significantly impacted by acquisitions. Certain transactions in 2014 and 2013 also impacted the comparability of reported net income. We believe that measures of operating performance which exclude these impacts are helpful in analyzing our results. We also believe that an increasing EBITDA and Adjusted EBITDA depict increased ability to attract financing and an increase in the value of our business. We do not consider EBITDA and Adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements such as interest, income taxes or debt service payments. We do not consider EBITDA or Adjusted EBITDA to be substitutes for operating income or net income. Instead, we believe that EBITDA and Adjusted EBITDA are useful performance measures which should be considered in addition to GAAP performance measures. EBITDA and Adjusted EBITDA are derived from net income as follows:

	Quarter Ended March 31,
	2014	2013
Adjusted EBITDA	$101.1	$95.4
Restructuring-related costs	(3.5)	(1.4)
Transaction-related costs	(0.1)	—
Asset impairment charge	(0.3)	—
EBITDA	97.2	94.0
Income tax provision	(24.1)	(22.7)
Interest expense	(9.5)	(9.5)
Depreciation and amortization expense	(16.3)	(15.9)
Net income	$47.3	$45.9

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	March 31, 2014	December 31, 2013	March 31, 2013
Cash and cash equivalents	$140.6	$121.1	$70.7
Other current assets	178.2	198.2	185.1
Property, plant & equipment-net	98.6	101.3	101.8
Intangibles-net	155.3	153.6	146.0
Goodwill	822.9	822.8	789.6
Other non-current assets	168.7	172.5	148.6
Total assets	$1,564.3	$1,569.5	$1,441.8

Current portion of long-term debt	$255.3	$255.6	$0.2
Other current liabilities	218.4	234.4	217.5
Long-term debt	387.9	385.1	650.4
Deferred income taxes	83.6	82.8	74.8
Other non-current liabilities	60.1	61.1	35.1
Shareholders' equity	559.0	550.5	463.8
Total liabilities and shareholders' equity	$1,564.3	$1,569.5	$1,441.8

Shares outstanding	50.0	50.3	50.7

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Quarter Ended March 31,
	2014	2013
Cash provided (used) by:
Operating activities:
Net income	$47.3	$45.9
Depreciation and amortization of intangibles	16.3	15.9
Contract acquisition payments	(1.4)	(3.2)
Other	11.1	(7.1)
Total operating activities	73.3	51.5
Investing activities:
Purchases of capital assets	(10.9)	(8.3)
Payments for acquisitions	(2.9)	(1.4)
Other	0.8	(0.2)
Total investing activities	(13.0)	(9.9)
Financing activities:
Net change in debt	(0.3)	—
Dividends	(12.6)	(12.7)
Share repurchases	(31.9)	(12.6)
Shares issued under employee plans	5.3	9.0
Other	0.4	0.8
Total financing activities	(39.1)	(15.5)
Effect of exchange rate change on cash	(1.7)	(0.8)
Net change in cash and cash equivalents	19.5	25.3
Cash and cash equivalents: Beginning of period	121.1	45.4
Cash and cash equivalents: End of period	$140.6	$70.7

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended March 31,
	2014	2013
Revenue:
Small Business Services	$269.9	$248.3
Financial Services	89.1	87.2
Direct Checks	48.0	52.1
Total	$407.0	$387.6

Operating income: (1)
Small Business Services	$43.6	$38.6
Financial Services	21.6	22.9
Direct Checks	15.6	16.2
Total	$80.8	$77.7

Operating margin: (1)
Small Business Services	16.2%	15.5%
Financial Services	24.2%	26.3%
Direct Checks	32.5%	31.1%
Total	19.9%	20.0%

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(1) Operating income includes the following restructuring and transaction-related costs:

	Quarter Ended March 31,
	2014	2013
Small Business Services	$2.7	$0.7
Financial Services	0.7	0.5
Direct Checks	0.2	0.2
Total	$3.6	$1.4

The table below is provided to assist in understanding the comparability of the Company’s results of operations for the quarters ended March 31, 2014 and 2013. The Company’s management believes that operating income by segment, excluding restructuring and transaction-related costs, is a useful financial measure because these items impacted the comparability of reported operating income during 2014 and 2013. The presentation below is not intended as an alternative to results reported in accordance with generally accepted accounting principles (GAAP) in the United States of America. Instead, the Company believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.

DELUXE CORPORATION
SEGMENT OPERATING INCOME
EXCLUDING RESTRUCTURING AND TRANSACTION-RELATED COSTS
(In millions)
(Unaudited)

	Quarter Ended March 31,
	2014	2013
Adjusted operating income: (1)
Small Business Services	$46.3	$39.3
Financial Services	22.3	23.4
Direct Checks	15.8	16.4
Total	$84.4	$79.1

Adjusted operating margin: (1)
Small Business Services	17.2%	15.8%
Financial Services	25.0%	26.8%
Direct Checks	32.9%	31.5%
Total	20.7%	20.4%

(1) Operating income excluding restructuring and transaction-related costs reconciles to reported operating income as follows:

	Quarter Ended March 31,
	2014	2013
Adjusted operating income	$84.4	$79.1

Restructuring and transaction-related costs:
Small Business Services	(2.7)	(0.7)
Financial Services	(0.7)	(0.5)
Direct Checks	(0.2)	(0.2)
Total	(3.6)	(1.4)

Reported operating income	$80.8	$77.7

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